WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^^^8^^^^*g^^^E#^1^U^^^I*^P`^^^^FQ^^C4^e^^^^^"^^
